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Exhibit 99.1

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF MICHIGAN

In re CMS ENERGY ERISA LITIGATION	)	Master File No. 02-72834
)
This Document Relates To:	)	Honorable George Caram Steeh
ALL ACTIONS	)
	)	Class Action

ORDER AND FINAL JUDGMENT1

And now this 27th day of June, 2006:

(a) Upon consideration of all documents filed in support of (i) Plaintiffs’ Motion for Final Approval of ERISA Class Action Settlement Agreement (“Final Approval Motion”); (ii) Plaintiffs’ Motion and Memorandum for Approval of Plan of Allocation (“Plan of Allocation Motion”); and (iii) Class Counsel’s Motion for Attorneys’ Fees, Reimbursement of Expenses, and Award of Compensation to Class Representatives (“Compensation Motion”) (collectively, the “Motions”); as well as (iv) Certain Class Members’ Objections to Class Counsel’s Motion for Award of Attorneys’ Fees, Reimbursement of Expenses, and Award of Compensation to Class Representatives and to Certain Definitions Set Forth in the Plan of Allocation (“SPARE Objection”) and (v) Plaintiffs’ Response To Certain Class Members’ Objections To Class Counsels’ Motion For Attorneys; Fees, Reimbursement Of Expenses, And Award Of Compensation To Class Representatives And To Certain Definitions Set Forth In The Plan Of Allocation (“Plaintiffs’ Response to SPARE Objection”).

(b) the Court having entered on March 23, 2006 an Order Granting Preliminary Approval of Settlement, Approving Form and Method of Notice, and Setting a Date and Time for Fairness Hearing (“Preliminary Approval Order”);

1 Capitalized terms not otherwise defined in this Order shall have the same meaning as ascribed to them in the Class Action Settlement Agreement in this action dated March 13, 2006.

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(c) the Court having received declarations attesting to the mailing of the Notice of Class Action Settlement and the publication of the Court-Ordered Legal Notice (Summary) and the Compensation Motion in accordance with the Preliminary Approval Order; and the Court having been advised that US Trust, the Independent Fiduciary retained by the Company to approve the Settlement on behalf of the Plan, has given its approval to the Settlement; and

(d) a hearing having been held before this Court on June 15, 2006 (the “Final Approval Hearing”) (i) to determine whether to grant the Final Approval Motion; (ii) to determine whether to grant the Plan of Allocation Motion; (iii) to determine whether to grant the Compensation Motion; and (iv) to rule upon such other matters as the Court might deem appropriate,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

1. The Court has jurisdiction over the subject matter of this action, all members of the Settlement Class, and all Defendants pursuant to 29 U.S.C. § 1132(e).

2. In accordance with Federal Rule of Civil Procedure 23 and the requirements of due process, the Settlement Class has been given proper and adequate notice of: the Settlement Agreement, the Fairness Hearing, the Compensation Motion; and the Plan of Allocation Motion, such notice having been carried out in accordance with the Preliminary Approval Order. The notice, summary notice and notice methodology implemented pursuant to the Settlement Agreement and the Court’s Preliminary Approval Order (a) constituted the best practicable notice; (b) constituted notice that was reasonably calculated, under the circumstances, to apprise members of the Settlement Class of the pendency of the litigation, their right to object to the Settlement, and their right to appear at the Fairness Hearing; (c) were reasonable and constituted

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due, adequate and sufficient notice to all persons entitled to notice; and (d) met all applicable requirements of the Federal Rules of Civil Procedure, and any other applicable law.

3. The Settlement Agreement in this action warrants final approval pursuant to Federal Rule of Civil Procedure 23(e)(1)(A) and (C) because it is fair, adequate, and reasonable to those it affects and in the public interest based upon (a) the likelihood of success on the merits weighed against the amount and form of relief offered in the Settlement; (b) the risks, expense, and delay of further litigation; (c) the judgment of experienced counsel who have competently evaluated the strength of their proofs; (d) the amount of discovery completed and the character of the evidence uncovered; (e) the fairness of the Settlement to the unnamed class members; (f) the lack of objections raised by class members and the independent fiduciary identified in the Settlement Agreement; (g) the fact that the Settlement is the product of arm’s length negotiations as opposed to collusive bargaining; and (h) the fact that this Settlement is consistent with the public interest. In re Cardizem CD Antitrust Litig., 218 F.R.D. 508, 522 (E.D. Mich. 2003) (citing Granada Invs., Inc. v. DWG Corp., 962 F.2d 1203, 1205 (6th Cir. 1992); Williams v. Vukovich, 720 F.2d 909 (6th Cir. 1983)).

4. The Final Approval Motion hereby is GRANTED, and the Settlement hereby is APPROVED as fair, reasonable, adequate, and in the public interest and the terms of the Settlement are hereby determined to be fair, reasonable and adequate, for the exclusive benefit of participants and beneficiaries of the Plan in compliance with ERISA. The Parties are directed to consummate the Settlement in accordance with the terms of the Settlement Agreement.

5. The Allocation Motion hereby is GRANTED, and the Amended Plan of Allocation attached hereto as Exhibit A hereby is APPROVED as fair, adequate, and reasonable. In re Cardizem CD Antitrust Litig., 218 F.R.D. at 529. Class Counsel and the Settlement Administrator or its designee are directed to administer the Distribution Amount in accordance

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therewith, and to distribute the Net Proceeds to all eligible members of the Settlement Class (who include current and former Plan participants and their beneficiaries, but exclude the individual named defendants in this action) in accordance with the Settlement Agreement and the Amended Plan of Allocation, and to do so without the necessity of obtaining further order of the Court. In this regard, pursuant to the terms of the Settlement Agreement, Class Counsel are expressly authorized to pay the costs of implementing the Plan of Allocation from the Settlement Fund without the necessity of obtaining further order of the Court, notwithstanding that this Order has not yet become Final as that term is defined in the Settlement Agreement.

6. Based on the work performed by Class Counsel and the results achieved, the Compensation Motion hereby is GRANTED. Having reviewed the record, and the evidence presented in support of the Compensation Motion, including, but not limited to, the declarations of Class Counsel, the Court finds that Class Counsel adequately represented the Settlement Class for purposes of entering into and implementing the Settlement Agreement. The Settlement was negotiated at arm’s length by experienced counsel who were fully informed of the facts and circumstances, and strengths and weaknesses of their respective positions. The Settlement was not reached until after the Court had resolved Defendants’ motions to dismiss and granted Class certification, and the parties had engaged in extensive document and deposition discovery, and trial preparation, as well as extensive negotiations directly and with the assistance of professional mediators. Class Counsel and counsel for Defendants, thus, were well-positioned to evaluate the benefits of the Settlement, taking into account the expense, risk, and uncertainty of protracted litigation over numerous questions of fact and law.

7. Class Counsel’s requested fee award of 28.5% is reasonable when evaluated in light of (a) the value of the benefit rendered to the Plaintiff Class; (b) the value of the services on an hourly basis; (c) the fact that the services were undertaken on a contingent fee basis; (d)

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society’s stake in rewarding attorneys who produce such benefits in order to maintain an incentive to others; (e) the complexity of the litigation; and (f) the professional skill and standing of counsel involved on both sides. Bowling v. Pfizer, Inc., 102 F.3d 777, 779 (6th Cir. 1996).

8. Having reviewed the SPARE Objection and Plaintiffs’ response thereto, and heard argument by counsel on their respective positions, the Court find that SPARE has failed to present facts sufficient to show that the attorneys’ fees, expenses, and Class Representative Compensation sought in the Compensation Motion are unreasonable or in any way improper. In order to avoid the expense and delay of further litigation over the SPARE Objection, Class Counsel have agreed to reduce their request for reimbursement of expenses by $128,000 in exchange for which the SPARE Objection is withdrawn, and SPARE by and through its counsel of record expressly relinquishes its right to appeal the resolution of the SPARE Objection.

9. Accordingly, Class Counsel are hereby awarded attorneys’ fees in the amount of 28.5% of the cash Settlement Fund ($28 million, plus interest earned on the Settlement Fund), which the Court finds to be reasonable under the circumstances of this case. Class Counsel are further awarded the sum of $424,268.35 as reimbursement of costs and expenses, which the Court finds were reasonably incurred for the benefit of the Class in prosecuting the Class’s claims and in obtaining the Settlement, including expenses incurred in connection with experts and consultants, travel and other litigation-related expenses. The awarded attorneys’ fees and costs and expenses are to be paid out of the Settlement Fund to Class Counsel fifteen (15) days after the Effective Date. The awards of attorneys’ fees, costs and expenses shall be allocated among Class Counsel as such counsel mutually agree for their respective contributions in the prosecution of the Action.

10. Class Counsel’s request for Class Representative Compensation in the amount of $15,000 each is fair and reasonable in light of the Class Representatives’ substantial contribution

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to the litigation on behalf of the Class, including providing information to Class Counsel, reviewing and approving pleadings, assisting with discovery, preparing for and attending their depositions, and participating in settlement discussions. Accordingly, the Named Plaintiffs/Class Representatives, Roger Schilling, Karen Potter and Danny Jordan hereby are awarded $15,000 each, payable from the Settlement Fund fifteen (15) days after the Effective Date as that term is defined in the Settlement Agreement.

11. Jurisdiction is hereby retained over this Action and the Parties, the Plan, and the Settlement Class Members for all matters relating to the Action, including (without limitation) the administration, interpretation, effectuation or enforcement of the Settlement Agreement and this Final Order and Judgment, and including any application for fees and expenses incurred in connection with administering and distributing the Settlement proceeds to the members of the Settlement Class.

12. Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of the Settlement Agreement.

13. As provided in the Settlement Agreement, the following Definitions are hereby adopted for purposes of this Order and Final Judgment:

a. “Affiliate” shall mean: any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, a Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

b. “Company” shall mean: CMS Energy Corporation, a Michigan corporation, each of its Affiliates, and includes any and all predecessors or Successors-In-Interest, local, regional, national, and/or executive offices, divisions, or affiliates (foreign and

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domestic), segments, or divisions thereof, any of its subsidiaries, divisions or affiliates, including, but not limited to Consumers Energy Company and CMS Energy Resource Management Company, formerly known as CMS Marketing, Services and Trading Company, and all of their present and former officers, directors, employees, agents, directors, attorneys, accountants, advisors, and other persons acting or purporting to act on their behalf.

c. “Defendants” shall mean: the Company and the following Persons named as defendants in the Complaint: Kathleen R. Flaherty; Victor J. Fryling; Earl D. Holton; William Parfet; Kenneth L. Way; Kenneth Whipple; John B. Yasinsky; John M. Deutch; James J. Duderstadt; Preston D. Hopper; David W. Joos; William T. McCormick, Jr.; Tamela W. Pallas; Percy A. Pierre; Alan M. Wright; Legal Representative of the Estate of Thomas McNish; and Laura L. Mountcastle.

d. “Person” shall mean: an individual, partnership, corporation, governmental entity or any other form of entity or organization.

e. “Successors-In-Interest” shall mean: a Person’s estate, legal representatives, heirs, successors or assigns, including successors or assigns that result from corporate mergers or structural changes.

14. Released Claims. Subject to paragraph 17 below, pursuant to the Settlement Agreement, Plaintiffs (on behalf of each member of the Settlement Class) and the Plan shall release any and all claims of any nature whatsoever (including claims for any and all losses, damages, unjust enrichment, attorneys’ fees, disgorgement of fees, litigation costs, injunction, declaration, contribution, indemnification or any other type or nature of legal or equitable relief), against any of the Defendants, their current or former subsidiaries and affiliates, and the current or former officers, directors, employees, insurers, plan fiduciaries or agents of any Defendant,

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whether accrued or not, whether already acquired or acquired in the future, whether known, unknown, suspected or unsuspected, in law or equity, as well as any claim or right obtained by assignment, brought by way of demand, complaint, cross-claim, counterclaim, third party claim or otherwise (collectively, “Claims”), arising out of or in any way related to, directly or indirectly, any or all of the acts, omissions, facts, matters, transactions or occurrences during the Class Period: (i) that are, were or could have been alleged, asserted, or set forth in the Complaint, including, but not limited to claims that: (a) Defendants breached ERISA fiduciary duties to Plaintiffs in connection with the acquisition and holding of Company stock by the Plan or the Plaintiffs, (b) the Director Defendants failed to appoint and/or adequately monitor Plan fiduciaries with respect to Company stock, (c) the Defendants failed to provide complete and accurate information to plan fiduciaries or participants and beneficiaries of the Plan regarding the Company or Company stock, (d) Defendants each or any one of them caused the Plan to pay more than adequate consideration for Company stock for the Plan, (e) the Defendants violated any ERISA duties related to the acquisition, disposition, or retention of Company stock by the Plan; (ii) against the applicable fiduciary liability Insurance Policy, AEGIS Policy No. F0136A1A01; (iii) that would be barred by principles of res judicata had the claims asserted in the Complaint been fully litigated and resulted in a final judgment or order; (iv) that pertain to any decision made by any of the Parties to enter into or approve this Settlement Agreement; or (v) that pertain to any conduct related to the direction to calculate, the calculation of, and/or the allocation of the Class Settlement Amount to the Plan or any participant or beneficiary of the Plan pursuant to the Plan of Allocation. Except for the obligations arising under the Settlement Agreement, Plaintiffs shall expressly and completely waive and release any and all rights or benefits which they have or may have under Section 1542 of the California Civil Code and any

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similar provision in any other jurisdiction, pertaining to the matters set forth in this Action. Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

In connection with such waiver and relinquishment, Plaintifs shall acknowledge that they are aware that they have or may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which now are known or believed to be true, with respect to the matters set forth in the Action. Nevertheless, it shall be the intention of Plaintifs, through the Settlement Agreement, and with the advice of counsel, to fully, finally and forever to settle and release all such matters. In furtherance of such intention, the releases herein given by Plaintifs shall be and remain in effect as full and complete releases of the matters set forth in the Action, notwithstanding the discovery or existence of any such additional or different claims or facts relative hereto.

15. Releases of Named Plaintiffs, the Settlement Class and Class Counsel. Effective upon the Effective Date, the Defendants shall absolutely and unconditionally release and forever discharge the Named Plaintiffs, the Settlement Class, and Class Counsel and their Representatives (collectively, the “Plaintiff Releasees”), from any and all Claims relating to the institution or prosecution of the Action or the settlement of any Released Claim.

16. Reciprocal Releases among the Defendants. Effective upon the Effective Date, each Defendant shall absolutely and unconditionally release and forever discharge each and every other Defendant from any and all Claims in this litigation relating to the Released Claims, including any and all Claims for contribution or indemnification for such Claims. Notwithstanding the foregoing, nothing in this paragraph affects the respective rights of the

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Company and other Defendants relative to one another under the Company’s current corporate authority and relevant provisions of the Michigan Business Corporation Act with respect to reimbursement and advancement of an individual Defendant’s legal fees and expenses by the Company.

17. Scope of Releases. The releases set forth in paragraphs 13, 14, and 15 of this Final Order and Judgment (the “Releases”) shall not include the release of any rights or duties arising out of this Settlement Agreement, including the express warranties and covenants in this Settlement Agreement.

18. Persons and Claims Not Released. Nothing in the Settlement Agreement shall release, bar, waive, or otherwise affect any Claim that has been asserted in Securities Actions (In re CMS Energy Corp. Securities Litigation, Master File No. 02-CV-72004-DT, United States District Court for the Eastern District of Michigan and any and all cases now or in the future consolidated therewith) or any defense thereto, and Defendants, the Plan, and Named Plaintiffs shall reserve all rights with respect to positions they may take on that question in that action.

19. Upon this Order becoming Final, all counts asserted in the Second Amended Consolidated Complaint will be dismissed with prejudice without further order of the Court pursuant to the terms of the Settlement. In addition, the Named Plaintiffs and the Settlement Class and the Plan shall be deemed to have, and by operation of this Final Order and Judgment shall have, fully, finally, and forever released and are forever barred from the prosecution of, any and all Released Claims. In the event that the Settlement Agreement is terminated in accordance with its terms, however: (a) this Judgment shall be null and void and shall be vacated nunc pro tunc, and (b) this action shall proceed as provided in the Settlement Agreement.

20. There is no just reason for delay in the entry of this Final Order and Judgment and immediate entry by the Clerk of the Court is expressly directed.

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IT IS SO ORDERED, ADJUDGED AND DECREED.

/s/George Caram Steeh

GEORGE CARAM STEEH

UNITED STATES DISTRICT JUDGE

Dated: June 27, 2006

CERTIFICATE OF SERVICE

Copies of this Order were served on the attorneys of record on June 27, 2006, by electronic and/or ordinary mail.

/s/Marcia Beauchemin

Case Manager/Deputy Clerk

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UNITED STATES DISTRICT COURT EASTERN DISTRICT OF MICHIGAN

In re CMS ENERGY	)	Master File No. 02-72834
ERISA LITIGATION	)
	)	Honorable George Caram Steeh
)
	)	Class Action

AMENDED PLAN OF ALLOCATION

I. Definitions.

1. Capitalized terms used herein shall have the meanings ascribed to them in the In re CMS Energy ERISA Litigation Class Action Settlement Agreement or in this Plan of Allocation.

2. “Member” means a person who is a member of the Settlement Class, provided that “Member” shall not include any of the individual named defendants in this action.

3. “Settlement Administrator” means the administrator of the Settlement Fund described in Section 7 of the Settlement Agreement pursuant to this Plan of Allocation.

II. Amount to Be Distributed.

The total amount to be distributed to the Members (the “Distribution Amount”) shall be the Net Proceeds as defined in Section 8.2.4 of the Settlement Agreement, minus any reasonable and necessary out-of-pocket expenses for the implementation of the Plan of Allocation, as contemplated by Section 2.1.4 and described in Section 8.2.4 of the Settlement Agreement.

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III. Calculation of Each Member’s Share of the Distribution Amount.

The Settlement Administrator shall calculate, for each Member, a Net Loss. The

Net Loss for each Member shall be calculated as follows:

1. “Net Loss” will be, for each Member = A + B — C — D — E, provided that if A + B — C — D — E is less than zero for a Member, such Member’s Net Loss will be zero.

A = the dollar amount of the Member’s Plan account balance invested in the CMS Stock Fund at the beginning of the Class Period.

B = the dollar amount added to the Member’s Plan account balance invested in the CMS Stock Fund during the Class Period.

C = (i) the dollar value of the Member’s Plan account balance invested in the CMS Stock Fund as of December 31, 2005), minus (ii) the dollar value as of December 31, 2005, of any investment in the CMS Stock Fund made after the end of the Class Period.

D = the dollar amount credited to the Member’s Plan account balance resulting from dispositions from the CMS Stock Fund from the beginning of the Class Period through December, 2005, other than dispositions of stock acquired after the end of the Class Period.

E = the dollar amount credited to the Member’s Plan account balance resulting from dividends received with respect to the CMS Stock Fund from the beginning of the Class Period through December 31, 2005, other than dividends received with respect to stock acquired after the end of the Class Period.

In calculating the value of Company Stock as of December 31, 2005, the closing price per share as reported in the records of the Plan’s recordkeeper for such date shall be employed. Further, for Members whose Plan accounts made investments in the CMS Stock Fund after the end of the Class Period, the following provisions shall apply for purposes of calculating C, D and E in this Paragraph 2:

C If such Member’s Plan account made investments in the CMS Stock Fund after the end of the Class Period, C shall be calculated as follows: The number of shares of CMS Stock sold after the end of the

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Class Period shall be multiplied by a fraction, the numerator of which shall be the number of shares of CMS Stock held at the end of the Class Period and the denominator of which shall be the numerator plus the number of shares of CMS Stock acquired after the end of the Class Period through December 31, 2005. The product of this multiplication shall be subtracted from the numerator, and the dollar value of the resulting number of shares as of December 31, 2005, shall be the value described in subparagraph C.

C D shall be calculated as follows: The dollar amount credited to the Member’s Plan account balance resulting from dispositions from the CMS Stock Fund after the end of the Class Period through December 31, 2005 shall be multiplied by a fraction, the numerator of which shall be the number of shares of CMS Stock acquired after the end of the Class Period and the denominator of which shall be the numerator plus the number of shares of CMS Stock held at the end of the Class Period. The product of this multiplication shall be subtracted from the total dollar amount credited to the Member’s Plan account balance resulting from dispositions from the CMS Stock Fund from the beginning of the Class Period through December 31, 2005, and the result shall be the dollar amount described in subparagraph D.

C E shall be calculated as follows: The dollar amount credited to the Member’s Plan account balance resulting from dividends received with respect to the CMS Stock Fund after the end of the Class Period through December 31, 2005 shall be multiplied by a fraction, the numerator of which shall be the number of shares of CMS Stock acquired after the end of the Class Period and the denominator of which shall be the numerator plus the number of shares of CMS Stock held at the end of the Class Period. The product of this multiplication shall be subtracted from the total dollar amount credited to the Member’s Plan account resulting from dividends received with respect to the CMS Stock Fund from the beginning of the Class Period through December 31, 2005, and the result shall be the dollar amount described in subparagraph E.

2. To the extent data is not available to the Settlement Administrator to determine the account balances of Members at the beginning of the Class Period, the Settlement Administrator may perform the foregoing calculations using data as of the latest date prior to the beginning of the Class Period that is available.

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3. The Net Losses of the Members as calculated in Section III above will be totaled to yield a loss to the Plan as a whole over the Class Period (the “Plan’s Loss”).

4. The Settlement Administrator shall calculate for each Member his or her “Preliminary Fractional Share” of the Plan’s Loss, i.e., by dividing each Member’s Net Loss by the Plan’s Loss.

5. The Settlement Administrator shall then calculate for each Member his “Preliminary Dollar Recovery” of the Distribution Amount by multiplying the Member’s Preliminary Fractional Share by the Distribution Amount.

6. The Settlement Administrator shall identify all Members whose Preliminary Dollar Recovery is greater than zero but less than ten dollars ($10.00). All such Members shall receive an allocation from the Distribution Amount of zero, and the Preliminary Dollar Recovery otherwise allocable to such Members shall, at the direction of Class Counsel, either be reallocated among the other Members proportionately in accordance with their Net Losses (the “Reallocation”), or forfeited to the Plan.

7. The Settlement Administrator shall then, taking into account the Reallocation (if applicable), recalculate the Preliminary Fractional Shares and the Preliminary Dollar Recoveries so as to arrive at the “Final Fractional Share” and the “Final Dollar Recovery” for each Member. If there is no Reallocation, the Preliminary Fractional Shares and the Preliminary Dollar Recoveries shall be the Final Fractional Shares and the Final Dollar Recoveries, respectively. The sum of the Final Dollar Recoveries must equal the Distribution Amount.

3.

IV. Distribution of the Allocated Amounts.

1. Members who are current Plan participants (“Current Members”). As soon as practicable after deposit of the Net Proceeds into the Plan, the Settlement Administrator shall cause to be deposited into each Current Member’s account his or her Final Dollar Recovery as calculated above. The deposited amount shall be allocated among the Member’s investment options in accordance with the existing investment elections then in effect and treated thereafter for all purposes under the Plan as assets of the Plan properly credited to that Member’s account.

2. Members who are former Plan participants or beneficiaries thereof (“Former Members”). The Settlement Administrator shall invest each Former Member’s Final Dollar Recovery in a suitable short term investment vehicle, the primary purpose of which is the preservation of assets, pending distribution to the former Member. The deposited amount, plus interest, shall then, as soon as is practical, be distributed to the Former Member in the same manner as a qualified distribution from the Plan pursuant to ERISA and the Internal Revenue Code.

V. Continuing Jurisdiction

The Court will retain jurisdiction over this Plan of Allocation to the extent necessary to ensure that it is fully and fairly implemented.